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                                                                 EXHIBIT (10)(b)
                               AMENDMENT NO. 3
                                   TO THE
                           H&R BLOCK SUPPLEMENTAL
                  DEFERRED COMPENSATION PLAN FOR EXECUTIVES


         H&R BLOCK, INC. (the "Company") adopted the H&R Block Supplemental Deferred Compensation Plan for Executives (the "Plan") effective as of May 1, 1994. The Company amended said Plan by Amendment No. 1 effective September 7, 1994; and by Amendment No. 2 effective August 1, 1995. The Company continues to retain the right to amend the Plan, pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment No. 3 is effective as of December 11, 1996.

                                   AMENDMENT

         1. Section 2.1.24 of the Plan is amended (a) by deleting the following phrase "MECA Software, Inc.,"; (b) by replacing the period at the end of this Section with a semi-colon; and (c) by adding after the semi-colon the following:

                 "provided, however, that as of the close of business on December 31, 1996, CompuServe Incorporated and all of its subsidiaries shall be deemed to be Participating Affiliates only to the extent of existing Accounts established with respect to eligible Executives."

         2. Section 3.2 of the Plan, as previously amended, is further amended by replacing the period at the end of the second sentence with a comma, and by adding after the comma the following:

                 "and subject to the provisions of Sections 3.6 and 3.7."

         3. Section 3.3 of the Plan is amended (a) by deleting the word "or" in between subsections (a) and (b) thereof; (b) by replacing the period at the end of the first sentence with a comma; and (c) by adding after the comma the following:

                 "or (c) the transfer of all benefits to which the Participant is entitled under the Plan to a deferred compensation plan established by or for the benefit of CompuServe Corporation, CompuServe Incorporated and/or any direct or indirect subsidiary of CompuServe Corporation (hereinafter collectively referred to as 'CompuServe')."

         4.      The following Section 3.6 is added to the Plan:

                          "Section 3.6  Participants Employed by CompuServe.
                 As of the close of business on December 31, 1996, those Participants employed by





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                 CompuServe ('CompuServe Participants') shall no longer (a)
                 make Permissible Deferral elections for the Plan Years commencing on or after January 1, 1997, or (b) make deferrals from Base Salary or Bonuses pursuant to any outstanding Permissible Deferral elections. During their continuous employment by CompuServe after December 31, 1996, and prior to any transfer of benefits pursuant to Section 3.7,
                 (i) the Accounts of CompuServe Participants shall continued to be valued in accordance with the provisions of Section 4.2, and (ii) vesting for Company Contributions shall continue as set forth in Section 5.2."

         5.      The following Section 3.7 is added to the Plan:

                          "Section 3.7  Election by CompuServe Participants
                 Upon a Spin-Off or Other Disposition Not Involving a
                 Change in Control. In the event that the Company transfers, sells, distributes, exchanges or otherwise disposes of the CompuServe Corporation common stock directly or indirectly held by the Company by means of a pro-rata distribution by the Company to its shareholders (the 'Spin-Off') or by any other means, as a result of which the Company thereafter directly or indirectly owns less than fifty percent (50%) of the issued and outstanding common stock of CompuServe Corporation, but a Change in Control of a Participating Subsidiary under Section 1.01-2 of the Trust has not occurred, then each Participant employed by CompuServe on the effective date of such Spin-Off or other disposition shall within thirty (30) days after such effective date elect to either:

                          (a) maintain his or her Account(s) and continue to participate in the Plan as set forth in Section 3.6; or

                          (b) have the Company transfer all of the benefits to which the Participant is entitled under the Plan to a deferred compensation plan established by or for the benefit of CompuServe (the 'CompuServe Plan'), and upon such transfer, release the Company from all liability under the Plan.

                 If the Participant makes no election within said 30-day period, the Participant will be deemed to have elected to maintain his or her Account(s) and to continue to participate in the Plan as set forth in Section 3.6. If a Participant elects to have the Company transfer benefits to the CompuServe Plan, said transfer to the CompuServe Plan shall be completed within 120 days after the effective date of the Spin-Off or other distribution. Upon such transfer, the Participant shall no longer participate in the Plan, and the Company shall have no further liability to the Participant under the Plan. If a Participant elects to have the Company




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                 transfer benefits and then terminates employment with
                 CompuServe prior to said transfer, or if the Participant terminates his or her employment with CompuServe during said 30-day period prior to making an election, the benefits to which the Participant is entitled shall be paid pursuant to the provisions of Article 6 of the Plan."

         6. Section 6.6.2 of the Plan, as previously amended, is further amended by replacing the second paragraph of said Section with the following new paragraph:

                          "The pre-retirement death benefit shall be paid
                 semimonthly for a ten-year period. The Beneficiary may petition the Committee for an alternative method of payment. Earnings on the Account shall continue to be credited during the payment period at an interest rate equal to the rate of one-year United States Treasury notes, said rate to be determined once each Plan Year and to be the rate in effect as of September 30 of the Plan Year immediately prior to the Plan Year to which it applies, as published by Salomon Brothers, Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company. Commencement of the benefits under this Section 6.6.2 shall begin no later than six (6) months following the death of the Participant notwithstanding any election which the Participant may have made to defer benefits pursuant to Section 6.5."

         7. Section 10.5 of the Plan shall be amended by adding the following sentence to the end of such Section:

                 "This Section 10.5 shall not be deemed to prohibit a transfer of benefits pursuant to Section 3.7."

         8. Except as modified in this Amendment No. 3, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.

                                   H&R BLOCK, INC.


                                   By: /s/ Frank L. Salizzoni
                                       --------------------------------------
                                   Its: President and Chief Executive Officer
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